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[DPI]

                                                                   EXHIBIT 10.35

                                GENERAL GUARANTY

Garden City, New York                                         February 25 ,2000


     THIS GUARANTY, dated as of February 25, 2000 (this "Agreement"), is executed and delivered by the undersigned Guarantor in favor of The Chase Manhattan Bank (the "Agent"), in its capacity as the agent under the Loan Agreement (as defined below) (together with its permitted successors, transferees and assigns, the "Agent"), for the benefit of each of the lenders which is a party to the Loan Agreement and each lender which may, after the date of this Agreement, become a party to the Loan Agreement (together with their permitted successors, transferees and assigns, the "Lenders").

     WHEREAS, pursuant to the Amended and Restated Loan Agreement, dated as of February 25, 2000 (as such may be amended, restated, modified or otherwise supplemented from time to time, the "Loan Agreement"), entered into by Del Laboratories, Inc., (the "Borrower"), Del Pharmaceuticals, Inc., Parfums Schiaparelli, Inc., Royce & Rader, Inc. and 565 Broad Hollow Realty Corp., as guarantors, with the Lenders and the Agent, the Lenders are providing to the Borrower certain credit facilities described therein.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings, unless the context otherwise requires. Any other capitalized term used but not defined herein shall have the meaning given such term in the Loan Agreement.

     "Agent" means The Chase Manhattan Bank, as Agent under the Loan Agreement, or any institution which succeeds to such position pursuant to the terms and conditions of the Loan Agreement.

     "Loan Agreement" shall have the meaning given such term in the preamble to this Agreement.

     "Obligations" shall mean any and all liabilities and obligations of the Borrower to the Agent and the Lenders of every kind whether arising under this Guaranty, the Loan Agreement, the


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Loan Documents or any of the agreements, instruments and documents executed in connection herewith or therewith (including, without limitation, any and all costs and reasonable attorneys' fees incurred by the Agent or any of the Lenders in the collection, whether by suit or by any other means of any of such Obligations hereunder or thereunder) and any amendment, modification, extension or renewal of any of the foregoing. The Obligations shall include interest accruing thereon before or after the commencement of any insolvency, bankruptcy or reorganization proceeding in respect of the Borrower or the Guarantor whether or not such interest is an allowable claim in any such proceeding and irrespective of the discharge or release of the Borrower in such proceeding.

     2. GUARANTY. For value received, and in consideration of the loans made or to be made or credit otherwise extended or to be extended by Lenders to or for the account of the Borrower from time to time and at any time and for other good and valuable consideration and to induce the Lenders to make such loans or extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as to the Lenders may seem advisable, the Guarantor absolutely and unconditionally guarantees to the Agent and the Lenders, their successors, endorsees and assigns, the prompt and complete payment when due of all Obligations, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral.

     3. MODIFICATIONS; EXTENSIONS, ETC. The Guarantor hereby assents that the Agent and/or the Lenders may at any time and from time to time, either before or after the maturity thereof, without notice to or reservation of rights against or further consent of the Guarantor (i) extend the time of payment of, exchange, release, substitute or surrender any collateral for, renew or extend any of the Obligations or increase the interest rate thereon, and (ii) make any agreement with the Borrower or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Agent and any of the Lenders and the Borrower or any such other party or person. Any of the foregoing shall not, in any way impair or affect this Guaranty or the obligation of the Guarantor hereunder.

     4. FINANCIAL ADVANTAGE. The Guarantor hereby acknowledges that it has derived or expects to derive a financial or other advantage from each and every Obligation incurred by the Borrower


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to the Agent and the Lenders reasonably equivalent to the obligation of the
Guarantor hereunder.

         5. WAIVER OF NOTICE. The Guarantor waives notice of the acceptance of this Guaranty and of the making of any loans or extensions of credit or the incurrence of any Obligation, presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notice of presentment, non-payment or protest and notice of any default of any sort.

         6. CONTINUING GUARANTY. This is a continuing Guaranty and shall remain in full force and effect and be binding upon the Guarantor and its successors and assigns, until all of the Obligations (other than unmatured contingent obligations unrelated to reimbursements of letters of credit) have been irrevocably paid in full and the Loan Agreement and the Commitments of the Lenders thereunder have been terminated. If any of the present or future Obligations are guaranteed by persons, partnerships or corporations in addition to the Guarantor, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them, shall not discharge or affect the liabilities of the Guarantor under this Guaranty.

         7. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or otherwise or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Borrower or the Guarantor or any substantial part of their property, or otherwise, all as though such payments had not been made.

     8. GUARANTY OF PAYMENT. This Guaranty is a guaranty of payment and not of collection, and neither the Agent or any Lender shall be under any obligation to take any action against the Borrower or any other person liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the Guarantor being obligated to perform as agreed herein. The Guarantor hereby waives any rights to interpose any defense, counterclaim (other than mandatory counterclaims) or offset of any nature and description which it may have or which may exist between and among the Agent, any Lender, the Borrower and/or the Guarantor. Neither the Agent nor any Lender nor their successors, endorsees or assigns shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the

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Obligations or for this Guaranty or any property subject thereto or hereto, but at the Agent's or such Lender's sole option and without prejudice may do so or incompletely do so, and the Guarantor's obligations hereunder shall in no way be affected by reason thereof.

     9. WAIVER OF TRIAL BY JURY. THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WHICH THE GUARANTOR, THE AGENT AND EACH LENDER MAY HAVE IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO. THE GUARANTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE GUARANTOR ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

     10. SUBROGATION. The Guarantor hereby waives all rights to be subrogated to the rights of the Agent and the Lenders with respect to the Obligations until the full and complete payment of the Obligations. In addition, until the full and complete payment of the Obligations, the Guarantor hereby waives any right to proceed against the Borrower, now or hereafter, for contribution, indemnity, reimbursement and all other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantor may now or hereafter have against the Borrower with respect to the Obligations. The Guarantor also hereby waives any rights to recourse to or with respect to any assets of the Borrower. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all such Obligations shall not have been irrevocably paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Obligations.

     11. NO WAIVER. No failure on the part of the Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

     12. CUMULATIVE RIGHTS. Each and every right, remedy and power hereby granted to the Agent or allowed it by law or other


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agreement shall be cumulative and not exclusive of any other, and may be exercised by the Agent at any time and from time to time.

     13. ENTIRE AGREEMENT. This Guaranty embodies the entire agreement and understanding between the Agent and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

     14. APPLICABLE LAW; JURISDICTION; VENUE. This Guaranty shall be construed and interpreted in accordance with the laws of the State of New York. The Guarantor agrees that any action or proceeding relating in any way to this Guaranty shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern or Eastern District of New York, and irrevocably submits to the jurisdiction of each such court in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal Court. In furtherance of the foregoing, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any action or proceeding relating in any way to this Guaranty brought in the Supreme Court of the State of New York within New York City, Nassau, Suffolk and Westchester Counties or the United States District Court for the Southern and Eastern Districts of New York and any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Agent may bring any action or proceeding against the Guarantor or its property in the courts of such jurisdictions as are deemed necessary by the Agent in its sole and absolute discretion.

     15. PAYMENTS. No payment or payments made by any person or received or collected by the Agent or any Lender from any person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain in place until there is cash payment of the Obligations in full.

     16. REPRESENTATIONS. The Guarantor represents and warrants that all necessary and proper corporate action has been taken to make this Guaranty and all of the provisions hereof the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.


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     17. SEVERABILITY. Any provision(s) of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. REQUIRED LIMITATION. If any third party shall contest the validity or enforceability of this Guaranty on the basis of any fraudulent conveyance claim, preference claim or other grounds, including, without limitation, any grounds based in federal or state bankruptcy or insolvency laws, this Guaranty shall be enforced to the maximum amount to which it may be enforced without being subject to any such contest on such claims or grounds.

     19. AMENDMENT. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Agent; provided, however, that any provision of this Guaranty may be waived by the Agent in a letter or agreement executed by the Bank or by telex or facsimile transmission from the Agent.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its authorized officers this 25th day of February, 2000.



                                        DEL PHARMACEUTICALS, INC.

                                        By:  /s/ Enzo Viarldi
                                             ----------------------------------
                                             Name: Enzo Vialardi
                                             Title: Executive Vice President
                                                    and Chief Financial
                                                       Officer


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